EXHIBIT 10.6

SECOND AMENDMENT TO THE RESEARCH FUNDING AGREEMENT

This Second Amendment to the Research Funding Agreement is dated as of February 29, 2004.  On or about March 1, 2001, Dr. Stanislaw R. Burzynski and the Burzynski Research Institute, Inc. (BRI) entered into a First Amendment to the Research Funding Agreement, under which funding agreement, inter alia, Dr. Burzynski agreed to fund the research undertaken by BRI.

The parties now wish to and hereby agree to extend the Research Funding Agreement by entering into this Second Amendment to the Research Funding Agreement.

The Research Funding Agreement shall be continued for an additional one-year term from the date of this Second Amendment.

In addition, the Research Funding Agreement shall be automatically renewed for two successive one-year terms, unless one party provides written notice of its intent not to renew, within thirty (30) days of the expiration of such term.

All other provisions of the Research Funding Agreement, and where applicable, the First Amendment to the Research Funding Agreement, shall remain in force.

/s/ Stanislaw R. Burzynski
Dr. Stanislaw R. Burzynski

BURZYNSKI RESEARCH INSTITUTE, INC.

/s/ Stanislaw R. Burzynski
Dr. Stanislaw R. Burzynski, President